EXHIBIT (e)

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY Individual Flexible Premium Deferred Index-Linked Annuity Application

Home Office: 440 Mamaroneck Avenue, Harrison, New York 10528

“Company”, “we”, “our”, and “us” all refer to Transamerica. Unless otherwise stated, “You” refers to the Owner.

By providing an email address below, I consent to receive an email that will initiate the process of receiving electronic documents and notices applica ble to the Eligible Policy/Policies accessed through the Company website. A link within the email will direct you to the Company e-delivery terms and conditions as well as our registration and consent process. I have access to the Internet for the purpose of accepting electronic delivery of documents.

Email Address:

Electronic Delivery Document notifications will be provided to only one email address. Any email provided above will override any existing email address, if applicable. Please call (800) 525-6205 or visit the Company website if you would like to revoke your consent, wish to receive a paper copy of the information above, or need to update your email address.

1. PRODUCT INFORMATION

Products: Choose only one Individual Flexible Premium Deferred Annuity with Index-Linked Interest Option(s):

¡  Transamerica Structured Index Advantage® Annuity NY

¡  Transamerica Structured Index Advantage® Income Annuity NY

2. OWNER INFORMATION

Type of Owner: If the Type of Owner is an Individual, and the product elected is:

•    Transamerica Structured Index Advantage® Annuity NY, there must be an immediate (self, spouse, parent, child, grandparent, grandchild or sibling) familial relationship between the Owner(s) and the Annuitant.

•    Transamerica Structured Index Advantage® Income Annuity NY, the Owner and the Annuitant must be the same.

Unless otherwise requested, the Owner will receive any policy correspondence and tax forms.

¡ Individual	¡ Trust[1]	¡ Qualified Custodial Account[4]

¡ Entity[2]	¡ Company Qualified Plan[3]	¡ UGMA/UTMA

Relationship to Annuitant:

Complete Legal Name:

Residential Address:
(Cannot be a P.O. Box)	Street Address
	City	State	Zip Code	Country
	Telephone	Email Address

Mailing Address:
Street Address
	City	State	Zip Code	Country

SSN/TIN:	Date of Birth:	¡ Male	¡ Female

Citizenship: ¡ U.S. Citizen/Entity	¡ Non-U.S. Citizen/Entity-Country:

	¡ Resident Alien	¡ Non-Resident Alien

[1]	Trustee Certification Form is Required.
[2]	Entity Certification Form is Required.
[3]	Profit Sharing Plan, Pension Plan, 401(k), etc. Qualified Plan Certification Form is Required. The Company must be the Beneficiary listed in Section 5.
[4]	If a Joint Rider is selected in Section 7B, the Spousal Information for Custodial Accounts Form is Required.

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3. JOINT OWNER INFORMATION

If no Joint Owner is listed, the Company will issue the policy with the Owner listed in Section 2.

If Type of Owner in Section 2 is an Individual; there must be an immediate (self, spouse, parent, child, grandparent, grandchild or sibling) familial relationship between the Owner(s) and the Annuitant.

¡   Check here if the Joint Owner’s Address is the same as the Owner’s Address listed in Section 2.

Relationship to Annuitant:

Complete Legal Name:

Residential Address:
(Cannot be a P.O. Box)	Street Address
	City	State	Zip Code	Country
	Telephone	Email Address

Mailing Address:
Street Address
	City	State	Zip Code	Country

SSN/TIN:	Date of Birth:	¡ Male	¡ Female

Citizenship: ¡ U.S. Citizen/Entity	¡ Non-U.S. Citizen/Entity-Country

¡ Resident Alien ¡ Non-Resident Alien

4. ANNUITANT INFORMATION

•    If the Transamerica Structured Index Advantage® Annuity NY is elected and no Annuitant is listed, the Company will issue the policy with the Owner and Annuitant as the same. Also, the Type of Owner in Section 2 is an individual and the Owner and Annuitant are not the same, there must be an immediate (self, spouse, parent, child, grandparent, grandchild or sibling) familial relationship between the Owner(s) and the Annuitant.

•    If the Transamerica Structured Index Advantage® Income Annuity NY is elected, the Company will always issue the policy with the Owner and the Annuitant as the same.

¡   Check here if the Annuitant’s Address is the same as the Owner’s Address listed in Section 2.

Complete Legal Name:

Residential Address:
(Cannot be a P.O. Box)	Street Address
	City	State	Zip Code	Country
	Telephone	Email Address

Mailing Address:
Street Address
	City	State	Zip Code	Country

SSN/TIN:	Date of Birth:	¡ Male	¡ Female

Citizenship: ¡ U.S. Citizen/Entity	¡ Non-U.S. Citizen/Entity-Country

¡ Resident Alien ¡ Non-Resident Alien

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5. BENEFICIARY DESIGNATION

The percentages assigned must be whole percentages and total 100% for each beneficiary type (primary and/or contingent). If the percentages do not total 100%, we will consider this designation incomplete until sufficient beneficiary information is received. If a designation is incomplete or there are no surviving beneficiaries at the time a claim is processed, proceeds will be payable per the terms of the policy.

•	If the Beneficiary is to be restricted, the Beneficiary Designation with Restricted Payout Form must be received.
•	If a Trust is named as Beneficiary and a Joint option is selected in Section 7B, submit the Certification When the Beneficiary is a Trust Form and return with the application.

¡ Primary	Allocation Percentage: %	Is this an Irrevocable Beneficiary? ¡ Yes ¡ No

Relationship to Annuitant:

Complete Legal Name:

Residential Address:
(Cannot be a P.O. Box)	Street Address
	City	State	Zip Code	Country

SSN/TIN:	Date of Birth:	Telephone:

Citizenship: ¡ U.S. Citizen/Entity	¡ Non-U.S. Citizen/Entity-Country:

	¡ Resident Alien	¡ Non-Resident Alien

¡ Primary	¡ Contingent	Allocation Percentage: %	Is this an Irrevocable Beneficiary? ¡ Yes ¡ No

Relationship to Annuitant:

Complete Legal Name:

Residential Address:
(Cannot be a P.O. Box)	Street Address
	City	State	Zip Code	Country

SSN/TIN:	Date of Birth:	Telephone:

Citizenship: ¡ U.S. Citizen/Entity	¡ Non-U.S. Citizen/Entity-Country:

	¡ Resident Alien	¡ Non-Resident Alien

¡ Primary	¡ Contingent	Allocation Percentage: %	Is this an Irrevocable Beneficiary? ¡ Yes ¡ No

Relationship to Annuitant:

Complete Legal Name:

Residential Address:
(Cannot be a P.O. Box)	Street Address
	City	State	Zip Code	Country

SSN/TIN:	Date of Birth:	Telephone:

Citizenship: ¡ U.S. Citizen/Entity	¡ Non-U.S. Citizen/Entity-Country:

	¡ Resident Alien	¡ Non-Resident Alien

¡ Check if there are more Beneficiaries and complete the Additional Beneficiary Form and return with the application.

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6. PURCHASE PAYMENT INFORMATION

Type of Annuity Applying for (select only one): If applying for a Qualified Plan (Profit Sharing Plan, Pension Plan, 401(k), or other), the Qualified Plan Certification and Acknowledgment Form is required. If the Beneficiary is to be restricted, the Beneficiary Designation with Restricted Payout Form must be received.

¡ Non-Qualified	¡ Traditional IRA	¡ SEP IRA	¡ SIMPLE IRA	SIMPLE Start Date:

¡ Profit Sharing Plan	¡ Pension Plan	¡ 401(k)	¡ Roth IRA	Roth Start Date:

¡ Other:

If the Transamerica Structured Index Advantage® Annuity NY is elected, additional Types of Annuities are also available for selection:

¡ Beneficiary IRA*	¡ Beneficiary Roth IRA*	¡ 10-Year Delay IRA*	¡ 10-Year Delay Roth IRA*

¡ Non-Qualified Stretch*

*Deceased Name and Date of Death are required for Beneficiary IRA, 10-Year Delay and Non-Qualified Stretch (Both Traditional and Roth as applicable).

Deceased Name:		Date of Death:

Funding Options:

¡   Check Enclosed

¡   Wire

¡   Financial Professional/Client to request release of funds

¡

The Company to request release of funds. The 1035 Exchange, Rollover or Transfer Request Form is required. Submit the appropriate state replacement form(s) if the Applicant has existing life insurance policies or annuity contracts.

Source of Funds:

¡ New Money / Contribution Money $ if Qualified Plan - Tax Year:

¡ Non-Qualified 1035 Exchange - Anticipated Premium Amount $

¡ CD/Mutual Fund Redemption - Anticipated Premium Amount $

¡ Direct Transfer - Anticipated Premium Amount $

¡ Rollover - Anticipated Premium Amount $

7A. ELECTIONS - DEATH BENEFIT

For Annuitant age 0-80, the Death Benefit option will be Return of Premium Death Benefit. For Annuitant age 81-85, the Death Benefit option will be Policy Value Death Benefit.

7B. ELECTIONS - GUARANTEED LIVING BENEFIT

This benefit is only available with Transamerica Structured Index Advantage® Income Annuity NY.

Guaranteed Lifetime Withdrawal Benefit - Income Advantage Rider - You must select either the Single or Joint option. Your selection cannot be changed after the policy has been issued.

¡   Single

¡   Joint

If a Joint rider option is selected, and the policy has a Joint Owner, the spouse must be the Joint Owner. If the Joint rider is selected and there is not a Joint Owner, the sole Primary Beneficiary must be the annuitant’s spouse.

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8. PREMIUM ALLOCATIONS

Please indicate the percentages you would like allocated to the Index Account Options and Fixed Account. The percentages assigned must be whole percentages, total 100% and meet the required minimum premium for each Index Account Option.

Triple Edge Advantage Options (Dual Direction)
	Index	Crediting Period	Downside Protection
%	S&P 500®	1 Year	Buffer 10%
%	S&P 500®	2 Year	Buffer 10%
%	S&P 500®	6 Year	Buffer 10%
%	S&P 500®	3 Year	Buffer 10%

Fixed Account
%	Fixed Account
Cap Options
	Index	Crediting Period	Downside Protection
%	S&P 500®	1 Year	Buffer 10%
%	S&P 500®	1 Year	Buffer 15%
%	S&P 500®	2 Year	Buffer 10%
%	S&P 500®	2 Year	Buffer 15%
%	S&P 500®	6 Year	Buffer 10%
%	S&P 500®	6 Year	Buffer 20%
%	S&P 500®	3 Year	Buffer 20%

____%	Total Allocation (Sum of all Premium Allocations must total 100%)

We reserve the right to prohibit Premium Payments to the Fixed Account or the Index Account(s). Such prohibition of premiums to the Fixed Account or Index Account(s) could occur if the yield on investments is not sufficient to support the minimum rate guaranteed by the Fixed Account or Index Account(s). Any prohibition of premiums to the Fixed Account or Index Account(s) would not be exercised in an unfairly discriminatory manner.

9. OWNER & FINANCIAL PROFESSIONAL - REPLACEMENT INFORMATION

Both the Owner Response and the Financial Professional Response columns must be completed.

Submit the necessary replacement form(s) provided by the Company if the Owner has existing life insurance policies or annuity contracts.

¡	Check here if there are more than three (3) replacement policies, complete the Additional Replacement Policy Form and return with the application.

Replacement Questions	Owner Response		Financial Professional Response

Does the Owner have any existing life insurance policies or annuity contracts?	¡ No	¡ Yes	¡ No ¡ Yes

Is it the Owner’s intent for this annuity to replace, discontinue or change any existing life insurance policies or annuity contracts?	¡ No	¡ Yes	¡ No ¡ Yes

If yes - Company:

Policy #:

Company:

Policy #:

Company:

Policy #:

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10. OWNER & ANNUITANT SIGNATURES AND ACKNOWLEDGMENTS

•

I understand this policy is a Registered Index-Linked Annuity and have been reasonably informed of material features of the annuity. While values of the policy may be affected by an external index, the policy does not directly participate in any equity investment.

•	To the best of my knowledge and belief, all of my statements and answers on this application are correct and true.

•	This application is subject to acceptance by the Company. If this application is rejected for any reason, the Company will be liable only for return of purchase payment paid.

•	I understand that federal law requires all financial institutions to obtain customer information, including the name, residential address, date of birth, Social Security Number or Taxpayer Identification Number and any other information necessary to sufficiently identify each customer.

•	This application is to be attached and made part of the policy.

Account values when allocated to any of the Index Account Options in Section 8 are not guaranteed as to fixed dollar amount and will increase or decrease with the performance of the Index Account(s).

If the individuals signing below are signing as a Power of Attorney, Guardian, Conservator, Authorized Representative, or Trustee, additional information is required.

Signed at:
	City	State

Date:		Linking Number:

Owner(s)/Annuitant Signature:

I am signing as:	¡ Power of Attorney	¡ Guardian	¡ Conservator	¡ Authorized Representative	¡ Trustee

Joint Owner(s) Signature:

I am signing as:	¡ Power of Attorney	¡ Guardian	¡ Conservator	¡ Authorized Representative	¡ Trustee

Annuitant Signature (if Owner is not an Individual):

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11. FINANCIAL PROFESSIONAL ACKNOWLEDGMENTS & SIGNATURES

I certify that I have truly and accurately recorded on the appl ication the information that was provided to me by the applicant.

I HAVE MADE REASONABLE EFFORTS TO OBTAIN INFORMATION CONCERNING THE CONSUMER’S FINANCIAL STATUS, TAX STATUS, INVESTMENT OBJECTIVES AND SUCH OTHER INFORMATION USED OR CONSIDERED TO BE REASONABLE IN MAKING THE ANNUITY RECOMMENDATION AND FIND THE ANNUITY BEING APPLIED FOR APPROPRIATE FOR HIS/HER NEEDS.

If this is a replacement transaction, I confirm that I have reviewed the Company’s written standard regarding the acceptability of replacements and that it meets the Company’s standard.

I certify that I used only Company approved sales material and copies of all sales material used during the solicitation were provided to the Applicant.

Primary Registered Financial Professional

Print Full Name:

Financial Professional ID Number:

Email Address (Optional):	Phone Number:

Firm Name:

Firm Address:

Commission Split:[1] %

Signature:

For Financial Professional Use Only - Contact your home office for program information.

Commission options below are based on the product and rider(s) selected.

¡ Option A	¡ Option B	¡ Option C	¡ Option D

(Once selected, program cannot be changed)

Additional Financial Professional(s)

The following Servicing Financial Professional(s) must also meet all licensing, appointment and training required to solicit this policy. As a Servicing Financial Professional the individual(s) listed below will have the same independent rights to access policy information and submit instructions as are granted to the Primary Financial Professional of Record.

Print Full Name:

Financial Professional ID Number:	Commission Split:	[1]	%

Print Full Name:

Financial Professional ID Number:	Commission Split:	[1]	%

Print Full Name:

Financial Professional ID Number:	Commission Split:	[1]	%

¡	Check here if there are more than four (4) Financial Professionals. If so, please complete the Additional Financial Professional Form.

[1]	Must be in whole percentages. The sum of the Commission Split for the Primary Registered Financial Professional and Additional Financial Professionals must equal 100%.

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Transamerica Financial Life Insurance Company

Home Office: [440 Mamaroneck Avenue, Harrison, NY 10528]

Contact us at [6400 C Street SW, Cedar Rapids, IA 52499]

[(800) 525-6205]

[www.transamerica.com]

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